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Exhibit 10.21

BREW™ APPLICATION LICENSE AGREEMENT

        This BREW™ Application License Agreement ("Agreement") is a legally binding agreement between you and Cellco Partnership d/b/a Verizon Wireless, a Delaware Partnership, having a place of business at 180 Washington Valley Road, Bedminster, New Jersey 07921 ("Verizon Wireless"). This Agreement sets forth the terms and conditions applicable to Verizon Wireless' reproduction and distribution of any of the BREW™ software applications developed by you and posted on the online BREW™ Catalog maintained by Qualcomm, Incorporated ("Applications"). Capitalized terms used herein, but not defined herein, shall have the same meaning ascribed to them in the BREW™ Developer Agreement between you and Qualcomm, Incorporated.

1.     License Grant.

        1.1   License. You hereby grant to Verizon Wireless a world-wide, assignable, non-exclusive, royalty-free license to: (i) copy, reproduce, display and perform all Applications, in object code format only, and related documentation on the Carrier Catalog; and (ii) exploit, use, distribute, transmit, sublicense, transfer and assign an unlimited number of copies of all Applications, in object code format only, and related documentation to End Users. With respect to each Application, the foregoing license shall commence on the date the Application is downloaded into the Carrier Catalog and will terminate on the earlier of (a) the date the Application is removed from the Carrier Catalog, or (b) the date of termination of this Agreement. No such removal or termination will terminate an End User's rights or licenses to continue to use Applications downloaded by the End User prior to such removal or termination. All rights not granted in this Agreement are hereby reserved by you.

        1.2   License Restrictions. Except to the extent permitted by this Agreement or by applicable law, Verizon Wireless agrees not to: (i) copy, reproduce, display, perform, exploit, use, distribute, transmit, sublicense, transfer or assign the Applications; (ii) decompile, reverse engineer, disassemble or modify the Applications; or (iii) remove, efface or obscure any copyright or other proprietary notices or legends from the Applications.

        1.3   Verizon Wireless Property and Rights. You hereby acknowledge and agree that nothing in this Agreement grants to you a right or license in any patents, copyrights, trade secrets, trademarks, logos or other property or rights of Verizon Wireless.

2.     Removal of Applications from the Carrier Catalog.

        2.1   Removal Request. Under the BREW™ Developer Agreement, you may request removal in writing of an Application(s) from the BREW™ Catalog. Any such Application(s) will be removed from the Carrier Catalog at the same time that such Application(s) is removed from the BREW™ Catalog. You acknowledge and agree, however, that such Application(s) will not be removed from the Carrier Catalog, even if you ask Verizon Wireless to remove such Application(s), until such time as the Application(s) is removed from the BREW™ Catalog.

        2.2   Removal by Verizon Wireless. Verizon Wireless may, at its sole discretion and for any reason, remove an Application(s) from the Carrier Catalog at any time. You acknowledge and agree that the removal of an Application(s) by Verizon Wireless from the Carrier Catalog does not terminate an End User's rights or licenses to continue to use such Application(s) if the Application(s) was downloaded by the End User prior to removal.

3.     The DAP.

        3.1   Payments by Qualcomm, Incorporated. You recognize and acknowledge that all payments made to you by Qualcomm, Incorporated under the BREW™ Developer Agreement will be a "pass through" of a portion of amounts owed by Verizon Wireless to Qualcomm, Incorporated for all of the Applications downloaded from the Carrier Catalog by End Users. In other words, you will not be entitled to receive any payments from Qualcomm, Incorporated under the BREW™ Developer Agreement unless, through the efforts of Verizon Wireless, End Users download the Applications from the Carrier Catalog. Nonetheless, you recognize and acknowledge that all payments made by Qualcomm, Incorporated to you, as well as any failure by Qualcomm, Incorporated to make such payments and/or any disputes over such payments, will be governed exclusively by the BREW™ Developer Agreement. VERIZON WIRELESS BEARS NO RESPONSIBILITY OR LIABILITY TO YOU FOR ANY SUCH PAYMENTS, FAILURE TO MAKE SUCH PAYMENTS AND/OR DISPUTES CONCERNING SUCH PAYMENTS.

        3.2   Establishing the DAP. You and Verizon Wireless may choose from time to time to discuss and negotiate a DAP for one or more Applications. If you and Verizon Wireless negotiate a DAP for one or more Applications, you must submit a pricing template(s) for the Application(s) in accordance with the BREW™ Developer Agreement.

        3.3   No Payments. Notwithstanding the description of payments in this Section 3 (The DAP), no payments will be made by one party to the other under this Agreement.

4.    No Obligations. You are under no obligation under this Agreement to develop any Applications, post any Applications on the BREW™ Catalog or keep any Applications posted on the BREW™ Catalog. Verizon Wireless is under no obligation under this Agreement to download into the Carrier Catalog any Applications, market any Applications downloaded into the Carrier Catalog to End Users or ensure that End Users download any Applications.

5.    Ownership. Subject to the licenses granted in this Agreement, and the BREW™ End User License Agreement, you are and will remain the owner of all right, title and interest in and to each Application, including all intellectual property rights therein.

6.     Representations and Warranties.

        6.1   No Viruses. You represent and warrant to Verizon Wireless that each Application will be free from code that: (i) might disrupt, disable, harm or otherwise impede the operation of any software, firmware, hardware, wireless communications device, computer system or network; or (ii) would enable you or anyone else to access the Application for any reason unless permitted by this Agreement. Verizon Wireless may pursue any rights in law or at equity to remedy any harm caused by any Application that violates this Section 6.1 (No Viruses).

        6.2   Application Representation and Warranty. Each Application will be deemed accepted by Verizon Wireless at the time it is downloaded into the Carrier Catalog. You represent and warrant to Verizon Wireless that, for as long as an Application remains on the Carrier Catalog, the Application will perform in accordance with applicable documentation and standards, including, without limitation, the specifications for True BREW™ Certification and any specifications posted by Verizon Wireless on the extranet maintained for developers of Applications ("Extranet"). In the event Verizon Wireless believes that this representation and warranty is breached, it will provide written notice to you and, within 10 days, you will (a) repair the Application so as to bring its performance into conformity with applicable documentation and standards, (b) replace the Application with a version of the Application that performs in accordance with applicable documentation and standards or (c) terminate this Agreement with respect to the subject Application if neither (a) nor (b) above is commercially feasible. THE FOREGOING WILL BE VERIZON WIRELESS' SOLE AND EXCLUSIVE REMEDY IN THE EVENT OF A BREACH OF THE FOREGOING REPRESENTATION AND WARRANTY. THIS LIMITATION OF REMEDY DOES NOT APPLY TO ANY APPLICATION THAT VIOLATES SECTION 6.1 (NO VIRUSES).

        6.3   Disclaimer. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER YOU NOR VERIZON WIRELESS MAKE ANY OTHER REPRESENTATIONS OR WARRANTIES. EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.     Indemnification.

        7.1   Indemnification. You hereby agree to defend, indemnify and hold harmless Verizon Wireless and all End Users (each an "Indemnified Party") against any and all claims, demands, causes of action, damages, costs, expenses, penalties, losses and liabilities, whether under a theory of negligence, strict liability, contract or otherwise, incurred or to be incurred by an Indemnified Party, including, but not limited to, reasonable attorneys' fees, arising out of, resulting from or related to any copying, reproduction, display, performance, exploitation, use, distribution, transmission, sublicensing, transfer or assignment of an Application(s) or related documentation permitted under this Agreement that allegedly causes harm or causes an infringement of any patent, copyright, trademark, trade secret or other property rights of one or more third parties arising in any jurisdiction throughout the world. Verizon Wireless agrees to provide you with written notice of any claim subject to indemnification, allowing you to have sole control of the defense of such claim and any resulting disposition or settlement of such claim; provided, however, that Verizon Wireless may participate in the defense of a claim at its own expense. Any disposition or settlement of a claim that imposes any liability on or affects the rights of Verizon Wireless will require the prior written consent of Verizon Wireless.

        7.2   Limited Remedies. If you determine that an Application becomes, or is likely to become, the subject of an infringement claim or action, you may: (i) procure, at no cost to Verizon Wireless, the right to continue distributing and/or sublicensing such Application or any portion thereof; or (ii) replace or modify the Application, or any portion therefore, to render it non-infringing, provided the replaced or modified version of the Application performs in accordance with applicable documentation and standards and passes True BREW™ Certification. Alternatively, if neither (i) nor (ii) above are commercially feasible, you must (a) ensure removal of the application from the BREW™ Catalog, at which time Verizon Wireless will remove the Application from the Carrier Catalog as required by this Agreement, and (b) terminate this Agreement with respect to such Application. No such removal and termination will terminate an End User's rights or licenses to continue to use Applications downloaded by the End User prior to such removal or termination.

        7.3   Exceptions. You will have no liability under this Section 7 (Indemnification) for any claim or action where such claim or action would have been avoided but for modifications to an Application, or any portion thereof, made by Verizon Wireless or an End User in violation of this Agreement. Similarly, you will have no liability under this Section 7 (Indemnification) for any claim or action where such claim or action would have been avoided but for the combination or use of an Application, or any portion thereof, with other products, processes or materials not supplied by you if such combination or use was not intended or anticipated.

        7.4   Sole Remedy. The obligations and remedies set forth in this Section 7 (Indemnification) shall be the sole and exclusive remedies of Verizon Wireless for the infringement of third party patent, copyright, trademark, trade secret or other property rights by an Application.

8.     Liability Limitations.

        8.1   No Consequential Damages. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 7 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS) OR SECTION 6.1 (NO VIRUSES) IN NO EVENT SHALL EITHER

PARTY BE LIABLE TO THE OTHER PARTY IN ANY MANNER, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY, FOR ANY CONSEQUENTIAL, SPECIAL INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE OR STATUTORY DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF DATA, REVENUES, BUSINESS OR PROFITS. THE PARTIES ACKNOWLEDGE AND AGREE THAT THE LIMITATIONS CONTAINED IN THIS SECTION 7 (LIABILITY LIMITATIONS) APPLY REGARDLESS OF WHETHER THEY WERE ADVISED OF OR WERE AWARE OF THE POSSIBILITY OF THE DAMAGES SET FORTH IN THE PRECEDING SENTENCE.

        8.2   Limits on Liability. EXCEPT FOR THE OBLIGATIONS AND LIABILITIES ARISING UNDER SECTION 7 (INDEMNIFICATION) OR A BREACH OF SECTION 1.2 (LICENSE RESTRICTIONS) OR SECTION 6.1 (NO VIRUSES), IN NO EVENT SHALL THE TOTAL, CUMULATIVE LIABILITY OF EITHER PARTY TO THE OTHER PARTY REGARDING ANY AND ALL CLAIMS AND CAUSES OF ACTION, UNDER ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EXCEED THE AMOUNTS RECEIVED BY YOU FOR THE APPLICATIONS DISTRIBUTED BY VERIZON WIRELESS TO END USERS.

        8.3   Other. THE LIMITATIONS SET FORTH IN THIS SECTION 8 (LIABILITY LIMITATIONS) SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE AND REGULATION, NOTWITHSTANDING THE FAILURE THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES SET FORTH IN THIS AGREEMENT. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS IN THIS SECTION 8 (LIABILITY LIMITATIONS) ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

9.     Term and Termination.

        9.1   Term. This Agreement will become effective with respect to each Application on the date Verizon Wireless downloads the Application into the Carrier Catalog and will remain in effect until terminated as provided in this Agreement.

        9.2   Termination. Verizon Wireless may terminate this Agreement with respect to any or all Applications, with or without cause, upon 30 days written notice to you. Upon termination of this Agreement, Verizon Wireless agrees (a) to remove from the Carrier Catalog all subject Applications and (b) to cease permitting End Users, or any other persons, to download the subject Applications from the Carrier Catalog. You acknowledge and agree that the termination of this Agreement with respect to an Application does not terminate the rights or licenses of an End User to continue to use the Application if the Application was downloaded by the End User prior to termination.

        9.3   Survival. Upon termination of this Agreement, the following provisions will survive termination: (i) Section 5 (Ownership); (ii) Section 7 (Indemnification); (iii) Section 8 (Liability Limitations); (iv) Section 9 (Term and Termination); and (v) Section 10 (General).

10.   General.

        10.1 Dispute Resolution. Any claim or controversy arising out of or relating to this Agreement will be settled by an independent arbitration administered by the American Arbitration Association under the Wireless Industry Arbitration rules as modified by this Agreement. The arbitration shall occur before a single, neutral arbitrator and, in rendering a decision, the arbitrator shall apply the substantive law of the State of New York. The decision of the arbitrator shall be enforceable in the Federal District Court for the district where the arbitration is held.

        10.2 Advertising. You agree not to place advertisements on any Application, whether advertisements for other Applications or third party advertisements, without the prior written consent of Verizon Wireless.

        10.3 End User Information. You agree not to use, copy or disclose personally identifiable information about End Users that you gather as a result of their download or use of Applications for any purpose other than to perform your obligations under this Agreement.

        10.4 Publicity and Confidentiality. You may not issue any marketing or other communications intended for public disclosure, including, without limitation, press releases, advertisements and websites, that reference Verizon Wireless or use the Verizon Wireless logo without the prior written consent of Verizon Wireless unless specifically permitted by the publicity guidelines posted by Verizon Wireless on the Extranet. Further, you agree that the terms and conditions of this Agreement are the confidential and proprietary information of Verizon Wireless and that you will not disclose such information to any third party without the prior written consent of Verizon Wireless. This obligation of confidentiality will continue for the longer of (a) five (5) years or (b) so long as this Agreement is in effect and for a two (2) year period thereafter.

        10.5 Export Control Compliance. Verizon Wireless agrees that it will not export or re-export any Applications, or portions of thereof, in any form in violation of the laws, rules and regulations of the United States or any other jurisdiction or country without the appropriate United States and foreign government export or import licenses or other official authorization.

        10.6 Government Legend. Both parties acknowledge and agree that the Applications are "commercial computer software" as defined in DFARS 252.227 7014, and that they have been developed exclusively at private expense. Pursuant to FAR 12.212 or DFARS 252.227 7202 and their successors, as applicable, all use, reproduction and disclosure of the Applications is governed by this Agreement.

        10.7 Severability. In the event any provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of any of the remaining provisions shall not in any way be affected or impaired and a valid, legal and enforceable provision of similar intent and economic impact shall be substituted therefore.

        10.8 Waiver. The failure by either party to require the performance of the other party under any provision of this Agreement will not affect the right of such party to require performance under the provision at any time thereafter. Nor will waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

        10.9 Construction. The headings and captions of this Agreement are inserted only for convenience and identification and are in no way intended to define, limit or expand the scope and intent of this Agreement.

        10.10 Relationship of Parties. You and Verizon Wireless are independent contractors under this Agreement, and nothing herein shall establish any relationship of partnership, joint venture, employment, franchise or agency between you and Verizon Wireless. Neither you nor Verizon Wireless shall have the power to bind the other or incur obligations on the other's behalf without the other's prior written consent.

        10.11 Assignment. Verizon Wireless may assign this Agreement in whole without your consent, but you may not assign this Agreement in whole or in part without the prior written consent of Verizon Wireless. This Agreement will bind and inure to the benefit of the respective successors and permitted assigns of Verizon Wireless.

        10.12 Compliance with Laws. Both parties agree to comply with all applicable laws, rules and regulations in connection with their activities under this Agreement.

        10.13 Governing Law. This Agreement is governed by the laws of the State of New York, without regard to its conflict of law principles. The United Nations Convention on Contracts for Sale of International Goods does not apply to this Agreement.

        10.14 Notices. All notices required by this Agreement must be in writing and delivered, via United States mail, postage prepaid, courier or facsimile to the other party as agreed to by the parties. Notice will be deemed effective upon receipt.

        10.15 Entire Agreement and Amendment. This Agreement completely and exclusively states the agreement between you and Verizon Wireless regarding its subject matter. This Agreement supersedes and replaces all prior or contemporaneous understandings, representations, agreements or other communications between you and Verizon Wireless, whether oral or written, regarding its subject matter. No modification of this Agreement will be valid except in writing signed by you and Verizon Wireless.

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BREW™ APPLICATION LICENSE AGREEMENT